THIRD AMENDMENT TO
                  AMENDED AND RESTATED SECURED PROMISSORY NOTE


$277,500                                                         August 31, 2000


         This THIRD AMENDMENT to that certain Amended and Restated Secured Promissory Note dated August 28, 1997, as amended by that First Amendment to Amended and Restated Secured Promissory Note dated September 17, 1998, and by that Second Amendment to Amended and Restated Secured Promissory Note dated July 7, 1999 (as so amended, the "Amended Promissory Note"), by and between Randall
E. Woods and Nancy Saint Woods, a married couple residing in the State of California ("Borrowers") and Corvas International, Inc. ("Lender"), is entered into effective as of September 12, 2000 (the "Effective Date") by and between Borrowers and Lender (the "Third Amendment").

         WHEREAS, on August 28, 1997, Mr. Woods executed the Amended and Restated Secured Promissory Note in the principal amount of $152,500;

         WHEREAS, on September 17, 1998, Borrowers executed the First Amendment to the Amended and Restated Secured Promissory Note;

         WHEREAS, on July 7, 1999, Borrowers executed the Second Amendment to the Amended and Restated Secured Promissory Note;

         WHEREAS, Borrowers and Lender desire to further amend the Amended Promissory Note to extend the Maturity Date; and

         WHEREAS, except as otherwise provided herein, all capitalized terms used in this Third Amendment shall have the meanings set forth in Amended Promissory Note.

         NOW THEREFORE, for value received and in consideration of the promises and mutual agreements contained herein, the parties hereto agree as follows:

1.       AMENDMENT OF MATURITY DATE.

         (a) The following new Section G is added to the Amended Promissory Note, immediately following Section F:

         "G. As approved by resolution of the Board of Directors of Lender at a meeting of the Human Resources Committee of the Board held September 12, 2000, Borrowers and Lender desire to further amend the Amended Promissory Note to provide that the final maturity date of the Amended Promissory Note is extended to the earliest of (i) August 31, 2001 and (ii) the date which is ninety days after any termination of employment by Mr. Woods with Lender for any reason or no reason (with or without cause)."

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         (b) Section 1 is of the Amended Promissory Note is hereby amended and restated as follows:

         "REPAYMENT; PREPAYMENT. The outstanding principal amount of the Loan shall be due and payable on the earliest of (i) August 31, 2001 and (ii) the date which is ninety days after any termination of employment by Mr. Woods with Lender for any reason or no reason (with or without cause). The Loan may be prepaid at any time without penalty. Amounts so prepaid shall not be re-borrowed."

         Other than expressly amended and stated herein, no other aspect of the Amended Promissory Note, as amended, is altered by this Third Amendment, including, without limitation, the security interest granted in Section 3 of the Amended Promissory Note, and Borrowers expressly agree that the Collateral is security for all obligations under the Amended Promissory Note, as amended hereby.

         IN WITNESS WHEREOF, Borrowers have executed this Third Amendment as of the date and year first above written.


                                            BORROWERS:



                                            /s/ RANDALL E. WOODS
                                            ------------------------------------
                                            Randall E. Woods


                                            /s/ NANCY SAINT WOODS
                                            ------------------------------------
                                            Nancy Saint Woods



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